DRYDEN GOVERNMENT INCOME FUND, INC.
                             Three Gateway Center
                                100 Mulberry Street
                        Newark, New Jersey 07102



                                          October 30, 2007



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the Fund)
      File No. 811-3712


Ladies and Gentlemen:

      Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund referenced above for the semi-annual period ended
August 31, 2007.  This Form N-SAR was filed electronically using the
EDGAR System.


                                          Very truly yours,


                                    /s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of October 2007.



        DRYDEN GOVERNMENT INCOME FUND, INC.





By:  /s/ Jonathan D. Shain			Witness:  /s/ George Chen
      Jonathan D. Shain			                     George Chen
      Assistant Secretary







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